                                                                    EXHIBIT 10.1

                                 FIRST AMENDED
                     UNIGRAPHICS SOLUTIONS INC. 401(K) PLAN


     WHEREAS, effective April 1, 1999, Unigraphics Solutions Inc. ("Company") adopted the Unigraphics Solutions Inc. 401(k) Plan ("Plan") for the benefit of its eligible employees; and

     WHEREAS, the Company reserved the right to amend the Plan in Section 16.1 thereof; and

     WHEREAS, the Company desires to make certain minor modifications to the Plan to clarify certain provisions therein;

     NOW, THEREFORE, effective April 1, 1999, the Plan is amended and restated to read as follows:

                                 FIRST AMENDED
                     UNIGRAPHICS SOLUTIONS INC. 401(K) PLAN


                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
SECTION 1 - NAME OF PLAN.................................................... 1

SECTION 2 - DEFINITIONS..................................................... 2
 2.1.  Annuity Starting Date................................................ 2
 2.2.  Automatic Survivor Benefit........................................... 2
 2.3.  Board................................................................ 2
 2.4.  Break In Service..................................................... 2
 2.5.  Code................................................................. 2
 2.6.  Committee............................................................ 2
 2.7.  Company.............................................................. 2
 2.8.  Compensation......................................................... 2
 2.9.  Controlled Group..................................................... 3
 2.10. Days Of Service...................................................... 3
 2.11. Disability Retirement Date........................................... 3
 2.12. Distribution Notice Period........................................... 3
 2.13. EDS Stock............................................................ 4
 2.14. EDS Stock Fund....................................................... 4
 2.15. Employee............................................................. 4
 2.16. Employer............................................................. 5
 2.17. Employer Stock....................................................... 5
 2.18. Five Percent Owner................................................... 5
 2.19. Highly Compensated Employee.......................................... 5
 2.20. Hours Of Employment.................................................. 5
 2.21. Non-Highly Compensated Employee...................................... 5
 2.22. Normal Retirement Date............................................... 5
 2.23. Participant.......................................................... 6
 2.24. Plan Administrator................................................... 6
 2.25. Plan Year............................................................ 6
 2.26. Qualified Plan....................................................... 6
 2.27. Service Period....................................................... 6
 2.28. Severance Date....................................................... 6
 2.29. Severance Period..................................................... 6
 2.30. Trustee.............................................................. 6
 2.31. Unigraphics Solutions Inc. Stock Fund................................ 7
 2.32. Valuation Date....................................................... 7
 2.33. Year of Service...................................................... 7

SECTION 3 - ELIGIBILITY.............................................................  8
 3.1.  New Participants.............................................................  8
 3.2.  Former Participants..........................................................  8
 3.3.  Cessation Of Participation...................................................  8

SECTION 4 - CONTRIBUTIONS...........................................................  9
 4.1.  Basic Payroll Reduction Contributions........................................  9
 4.2.  Additional Payroll Reduction Contributions...................................  9
 4.3.  Maximum Payroll Reduction Contribution.......................................  9
 4.4.  Employer Matching Contributions..............................................  9
 4.5.  Reserved..................................................................... 10
 4.6.  Elections.................................................................... 10
 4.7.  Changes In And Suspension Of Payroll Reductions.............................. 10
 4.8.  Tax Deductions............................................................... 10
 4.9.  Rollover Contributions And Transfers......................................... 10
 4.10. Loans........................................................................ 11
 4.11. Hardship Withdrawals......................................................... 13
 4.12. Other Withdrawals............................................................ 15
 4.13. Application for Withdrawal................................................... 15
 4.14. Order Of Investment Liquidation.............................................. 15
 4.15. Vesting After Withdrawals.................................................... 15
 4.16. Spousal Consent.............................................................. 15

SECTION 5 - DISTRIBUTIONS OF EXCESS AMOUNTS
 5.1. Distribution Of Excess Elective Deferrals..................................... 17
 5.2. Limitations On And Distributions Of Pre-Tax Contributions For Highly
      Compensated Employees......................................................... 17
 5.3. Limitations On And Distributions Of Matching Contributions For Highly
      Compensated Employees......................................................... 17
 5.4. Limitations On Multiple Use Of Alternative Limitation......................... 18
 5.5. Special Definitions........................................................... 18

SECTION 6 - ALLOCATION.............................................................. 20
 6.1. Establishment Of Accounts..................................................... 20
 6.2. Direction of Investments...................................................... 20
 6.3. Transfers Between Investment Funds............................................ 20
 6.4. Allocation Of Earnings Or Losses.............................................. 20

SECTION 7 - DISTRIBUTIONS AT RETIREMENT............................................. 21
 7.1. Normal Retirement Distributions............................................... 21
 7.2. Required Minimum Distributions................................................ 21
 7.3. Required Beginning Date....................................................... 21

SECTION 8 - DISTRIBUTIONS AT DISABILITY............................................. 22
 8.1. Distributions Upon Disability................................................. 22

 8.2. Determination Of Disability..................................................  22

SECTION 9 - DISTRIBUTIONS AT TERMINATION OF EMPLOYMENT (VESTING)...................  23
 9.1. Distributions Upon Termination Of Employment.................................  23
 9.2. Determination Of Vested Portion..............................................  23
 9.3. Forfeitures..................................................................  23

SECTION 10 - PAYMENT OF BENEFITS...................................................  25
 10.1. Timing Of Distributions.....................................................  25
 10.2. Form Of Distribution........................................................  26
 10.3. Spousal Consent To An Optional Form Of Benefit Or Beneficiary...............  28
 10.4. Distribution Notice.........................................................  28

SECTION 11 - DISTRIBUTIONS AT DEATH................................................  30
 11.1. Distributions Upon Death....................................................  30
 11.2. Distribution To Spouse......................................................  30
 11.3. Designation Of Beneficiary..................................................  30
 11.4. Beneficiary Not Designated..................................................  31
 11.5. Spousal Consent to Designation of Alternate Beneficiary and Election of an
       Optional Method of Distribution.............................................  31

SECTION 12 - LEAVES OF ABSENCE AND TRANSFERS.......................................  32
 12.1. Military Leave Of Absence...................................................  32
 12.2. Maternity Or Paternity Absence..............................................  33
 12.3. Family And Medical Leave Act................................................  33
 12.4. Other Leaves Of Absence.....................................................  34
 12.5. Disability Leave of Absence.................................................  34
 12.6. Transfers...................................................................  35
 12.7. Acquisition Of Assets.......................................................  36

SECTION 13 - TRUSTEE...............................................................  37

SECTION 14 - ADMINISTRATION........................................................  38
 14.1. Appointment Of Committee....................................................  38
 14.2. Construction................................................................  38
 14.3. Decisions And Delegation....................................................  38
 14.4. Meetings....................................................................  38
 14.5. Duties Of The Committee.....................................................  38
 14.6. Records Of The Committee....................................................  39
 14.7. Expenses....................................................................  39

SECTION 15 - CLAIM PROCEDURE.......................................................  40
 15.1. Claim.......................................................................  40
 15.2. Claim Decision..............................................................  40
 15.3. Request For Review..........................................................  40

 15.4. Review On Appeal............................................................  41

SECTION 16 - AMENDMENT AND TERMINATION.............................................  42
 16.1.  Amendment..................................................................  42
 16.2.  Termination; Discontinuance Of Contributions...............................  42

SECTION 17 - MISCELLANEOUS.........................................................  43
 17.1.  Participants' Rights.......................................................  43
 17.2.  Spendthrift Clause.........................................................  43
 17.3.  Delegation Of Authority By Employer........................................  43
 17.4.  Distributions To Minors....................................................  43
 17.5.  Gender, Number And Headings................................................  43
 17.6.  Separability Of Provisions.................................................  44
 17.7.  Diversion Of Assets........................................................  44
 17.8.  Service Of Process.........................................................  44
 17.9.  Merger.....................................................................  44
 17.10. Benefit Limitation.........................................................  44
 17.11. Commencement Of Benefits...................................................  46
 17.12. Qualified Domestic Relations Order.........................................  46
 17.13. Written Explanation Of Rollover Treatment..................................  48
 17.14. Leased Employees...........................................................  49
 17.15. Special Distribution Option................................................  49
 17.16. Limitations On Special Distribution Option.................................  50
 17.17. Contribution On Behalf Of Controlled Group Member..........................  50
 17.18. Construction Of Plan.......................................................  50

SECTION 18 - TOP-HEAVY DEFINITIONS.................................................  51
 18.1.  Accrued Benefits...........................................................  51
 18.2.  Beneficiaries..............................................................  51
 18.3.  Determination Date.........................................................  51
 18.4.  Former Key Employee........................................................  51
 18.5.  Key Employee...............................................................  51
 18.6.  Non-Key Employee...........................................................  51
 18.7.  Permissive Aggregation Group...............................................  52
 18.8.  Required Aggregation Group.................................................  52
 18.9.  Super Top-Heavy Group......................................................  52
 18.10. Top-Heavy Compensation.....................................................  52
 18.11. Top-Heavy Group............................................................  53

SECTION 19 - TOP-HEAVY RULES.......................................................  54
 19.1.  Special Top-Heavy Rules....................................................  54
 19.2.  Adjustments In Section 415 Limits..........................................  54

                                 FIRST AMENDED

                     UNIGRAPHICS SOLUTIONS INC. 401(K) PLAN




                            SECTION 1 - NAME OF PLAN


          This Plan shall be known as the "Unigraphics Solutions Inc. 401(k) Plan." The Plan will be considered a profit sharing plan even though contributions are not dependent on profits.

                            SECTION 2 - DEFINITIONS
                            -----------------------

2.1.  Annuity Starting Date.
      ---------------------

          "Annuity Starting Date" means the first day for which a benefit is paid as an annuity. In the case of a distribution in a form of benefit other than an annuity, the Annuity Starting Date shall be the Valuation Date as of which the distribution is made. A Participant's Annuity Starting Date must be no less than 30 and no more than 90 days after the date the Participant receives the notice described in Section 10.4.

     2.2.  Automatic Survivor Benefit.
           --------------------------

          "Automatic Survivor Benefit," in the case of a married Participant, means a joint and survivor annuity payable to the Participant and his or her spouse with the amount of the annuity of the surviving spouse to be 50% of the amount of the annuity paid to the Participant. The term "Automatic Survivor Benefit," in the case of a non-married Participant, means an annuity payable to the Participant for the Participant's life. Determination of marital status and who is the Participant's spouse is determined at the Annuity Starting Date.

     2.3.  Board.
           -----

          "Board" means the board of directors of the Company.

     2.4.  Break In Service.
           ----------------

          "Break in Service" means any twelve consecutive month Severance
Period.

     2.5.  Code.
           ----

          "Code" means the Internal Revenue Code of 1986, as amended.

     2.6.  Committee.
           ---------

          "Committee" means the Committee appointed pursuant to Section 14.1.

     2.7.  Company.
           -------

          "Company" means Unigraphics Solutions Inc.

     2.8.  Compensation.
           ------------

          "Compensation" means the gross amount of wages, as shown on Form W-2 provided by the Employer, received during the Plan Year by an Employee after he or she becomes a Participant for services rendered with respect to the Employer. Such amount shall include salary reduction amounts contributed through a Qualified Plan which meets the requirements of Section 401(k) of the Code or a cafeteria plan which meets the requirements of Section 125 of the Code. Compensation shall exclude:

          (a) extraordinary items such as moving expenses, overseas living allowances, and the imputed value of group life insurance or such similar amounts; and

          (b) any benefits provided through a welfare benefit fund.

          The Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $160,000 (as adjusted in accordance with Section 415(d) of the Code).

     2.9.  Controlled Group.
           ----------------

          "Controlled Group" means the Company and all other entities required to be aggregated with the Company under Sections 414(b), (c), or (m) of the Code or regulations issued pursuant to Section 414(o) of the Code. For purposes of
Section 17.10, in determining which entities shall be aggregated under Section 414(b) or (c) of the Code, the modifications made by Section 415(h) of the Code shall be applied.

     2.10.  Days Of Service.
            ---------------

          "Days of Service" means the total number of days in a person's Service Periods, whether or not such periods were completed consecutively. Days of Service shall also include the number of days in all Severance Periods, if any, in which:

          (a) The Employee severs from service by reason of quit, discharge or retirement and immediately prior to such quit, discharge or retirement was not absent from service if the Employee performs an Hour of Employment within twelve months of the date of such severance; or

          (b) Notwithstanding (a) above, the Employee severs from service by reason of quit, discharge or retirement during an absence from service of twelve months or less for any reason other than a quit, discharge, retirement or death if the Employee performs an Hour of Employment within twelve months of the date on which the Employee was first absent from service.

     2.11.  Disability Retirement Date.
            --------------------------

          "Disability Retirement Date" means the date on which a Participant is determined by the Committee to be permanently and totally disabled in accordance with Section 8.2 and has terminated his or her employment.

     2.12.  Distribution Notice Period.
            --------------------------

          "Distribution Notice Period" means the period beginning not more than 90 days and ending not less than 30 days before the Valuation Date as of which distribution is made.

     2.13.  EDS Stock.
            ---------

          "EDS Stock" means the common stock, par value $0.01 per share, of EDS and any other security of EDS which is a Qualifying Employer Security, as defined in Section 4975(e)(8) of the Code.

     2.14.  EDS Stock Fund.
            --------------

          "EDS Stock Fund" means an investment fund made available under the Plan solely for the purpose of permitting a Participant to retain his or her investment as of March 31, 1999, in the EDS Stock Fund under the EDS 401(k) Plan. Up to 100% of the assets of such fund may be held in EDS Stock. A Participant will be allowed to transfer amounts out of the EDS Stock Fund, but will not be allowed to transfer amounts into such fund.

     2.15.  Employee.
            --------

          "Employee" means any person classified as an employee by the Employer, including an individual who is:

               (a) (i) classified by the Employer as (1) an expatriate from the United States to another country and (2) a full-time employee on the United States payroll of the Employer and (ii) receives Compensation that is subject to United States federal income taxation; or

               (b) (i) classified by the Employer as (1) a foreign national on the local United States payroll of the Employer and (2) a regular full-time United States employee and (ii) receives Compensation that is subject to United States federal income taxation;

but excluding an individual who is:

               (1) classified by the Employer as an expatriate from another country to the United States, regardless of whether such individual receives Compensation that is subject to United States federal income taxation;

               (2) a leased employee or a person who performs services for the Employer pursuant to an arrangement wherein the individual is designated by the Employer as a consultant or independent contractor; or

               (3) an individual (i) whose job position is classified by the Employer as temporary, co-op, part-time working fewer than 15 hours per week, or intern and (ii) who has not completed 1,000 Hours of Employment within his or her first twelve months of employment or during a Plan Year.

     2.16.  Employer.
            --------

          "Employer" means the Company or any other member of the Controlled Group which has, with the consent of the Board, adopted the Plan.

     2.17.  Employer Stock.
            --------------

          "Employer Stock" means the common stock of Unigraphics Solutions Inc.

     2.18.  Five Percent Owner.
            ------------------

          "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent of the outstanding stock of any corporation in the Controlled Group or stock possessing more than five percent of the total combined voting power of all stock of any corporation in the Controlled Group or who owns more than five percent of the capital or profits interest of any unincorporated entity in the Controlled Group.

     2.19.  Highly Compensated Employee.
            ---------------------------

          Highly Compensated Employee means any Participant who (i) was a Five-Percent Owner at any time during either the determination year or the look-back year; or (ii) received compensation within the meaning of Code Section 415(c)(3) from the Employer in excess of $80,000 (as adjusted pursuant to Code Section 415(d)) during the look-back year and, if the Employer so elects for the look-back year, was in the top-paid group of Employees for such look-back year.

          For purposes of this Section, the determination year shall be the Plan Year, and the look-back year shall be the 12 month period immediately preceding the determination year. The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the top-paid group and the compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

     2.20.  Hours Of Employment.
            -------------------

          "Hours of Employment" means an hour for which a person is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties.

     2.21.  Non-Highly Compensated Employee.
            -------------------------------

          Non-Highly Compensated Employee means any Employee who is not a Highly Compensated Employee but who is eligible to participate in the Plan.

     2.22.  Normal Retirement Date.
            ----------------------

          "Normal Retirement Date" means the date on which a Participant terminates his or her employment with the Employer (except by death or permanent and total disability as defined in Section 8.2) provided such date is on or after such Participant's attainment of age 65.

     2.23.  Participant.
            -----------

          "Participant" means an Employee who has satisfied the eligibility requirements of Section 3 and who has not become a former Participant under
Section 3.3.

     2.24.  Plan Administrator.
            ------------------

          "Plan Administrator" means the Committee.

     2.25.  Plan Year.
            ---------

          "Plan Year" means the period commencing on April 1, 1999 and ending on December 31, 1999. Thereafter, Plan Year means the 12-month period commencing on January 1 and ending on December 31.

     2.26.  Qualified Plan.
            --------------

          "Qualified Plan" means any plan qualified under Section 401 of the Code. For purposes of Sections 18 and 19 only, the term "Qualified Plan" also means a simplified employee pension described in Section 408(k) of the Code.

     2.27.  Service Period.
            --------------

          "Service Period" means the period of time commencing on the date on which a person first performs an Hour of Employment with the Employer and ending on the person's Severance Date.

     2.28.  Severance Date.
            --------------

          "Severance Date" means the date on which the earliest of the following occurs:

               (a) A person employed by the Employer quits, retires, is discharged or dies or

               (b) The first anniversary of the first date of a period in which the person is not credited with Days of Service and remains absent from service with the Employer (with or without pay) for any reason other than quit, retirement, discharge or death.

     2.29.  Severance Period.
            ----------------

          "Severance Period" means the period of time commencing the day after a person's Severance Date and ending on the day before the person performs an Hour of Employment.

     2.30.  Trustee.
            -------

          "Trustee" means the insurer or trustee or any successor trustee appointed pursuant to Section 13 hereof.

     2.31.  Unigraphics Solutions Inc. Stock Fund.
            -------------------------------------

          "Unigraphics Solutions Inc. Stock Fund" means an investment fund made available under the Plan in accordance with Section 6.2.1. Up to 100% of the assets of such fund may be invested in Employer Stock.

     2.32.  Valuation Date.
            --------------

          "Valuation Date" means each day that the New York Stock Exchange is open for business.

     2.33.  Year of Service.
            ---------------

          "Year of Service" means one Year of Service for each 365 Days of Service (whether or not consecutive) accrued by a person. No more than one Year of Service may be earned in any Plan Year for any purpose under the Plan.

                            SECTION 3 - ELIGIBILITY
                            -----------------------

3.1.  New Participants.
      ----------------

          Each Employee shall become a Participant hereunder as of the later of his or her date of hire and April 1, 1999.

     3.2.  Former Participants.
           -------------------

          A former Participant who is reemployed by the Employer shall become a Participant on the date he or she is reemployed as an Employee.

     3.3.  Cessation Of Participation.
           --------------------------

          A person shall cease to be a Participant and shall become a former Participant when he or she

          (a) has ceased to be employed by the Employer, and

          (b) has no undistributed account balances under the Plan.

                           SECTION 4 - CONTRIBUTIONS
                           -------------------------

4.1.  Basic Payroll Reduction Contributions.
      -------------------------------------

          A Participant may elect to have up to 6% of his or her Compensation contributed by the Employer to the Plan on a pre-tax basis through payroll reductions. Each Participant shall elect on forms provided by the Committee in increments of 1% the percentage of his or her Compensation under this Section to be credited to his or her Before-Tax Contribution Account.

     4.2.  Additional Payroll Reduction Contributions.
           ------------------------------------------

          A Participant who has elected to have 6% of his or her Compensation contributed by the Employer to the Plan under Section 4.1 may elect to have up to an additional 14% of his or her Compensation contributed by the Employer to the Plan on a pre-tax basis through payroll reductions. Each Participant shall elect on forms provided by the Committee in increments of 1% the percentage of his or her Compensation under this Section to be credited to his or her Before-Tax Contribution Account.

     4.3.  Maximum Payroll Reduction Contribution.
           --------------------------------------

          The maximum amount which may be contributed to the Plan by a Participant on a pre-tax basis under Sections 4.1 and 4.2 and any other Qualified Plan maintained by the Employer in any calendar year is limited to $10,000 (or such higher amount prescribed by applicable law). If a Participant's pre-tax contributions reach this maximum, the Committee shall stop the Participant's payroll reduction contributions for the remainder of the calendar year.

     4.4.  Employer Matching Contributions.
           -------------------------------

          The Employer will contribute to the Plan an amount equal to 25% of the amount by which each Participant elects to have his or her Compensation reduced under Section 4.1. Any such contributions shall be paid to the Trustee as soon as practicable following the end of each pay period. At the end of each Plan Year, the Administrator shall contribute an amount, if any, under this Section
4.4 equal to:

          (a) An amount equal to the maximum matching contribution the Participant could have received under this Section 4.4 had his or her pre-tax contributions been contributed ratably from the beginning of the calendar year through the end of such calendar year, minus

          (b) The amount of matching contributions previously made on behalf of the Participant from the beginning of the calendar year through the end of such calendar year.

     4.5.  Reserved.
           --------

     4.6.  Elections.
           ---------

          Each election by a Participant under Sections 4.1 and 4.2 shall be effective until suspended or amended. Each election shall be effective only when made in accordance with the rules and procedures established by the Committee.

     4.7.  Changes In And Suspension Of Payroll Reductions.
           -----------------------------------------------

               4.7.1.  Changes In Payroll Reductions.
                       -----------------------------

                   Each Participant's payroll reduction percentages under Sections 4.1 and 4.2 shall continue in effect until the Participant shall change such percentages. A Participant may at any time in his or her discretion change such percentages in accordance with the rules and procedures established by the Committee.

               4.7.2.  Suspension Of Payroll Reductions.
                        --------------------------------

                   A Participant may at any time suspend his or her contributions in accordance with the rules and procedures established by the Committee.

     4.8.  Tax Deductions.
           --------------

          All Employer contributions are made conditioned upon their deductibility for Federal income tax purposes under Section 404 of the Code. Amounts contributed by an Employer shall be returned to the Employer from the Plan by the Trustee under the following circumstances:

          (a) If a contribution was made by an Employer by a mistake of fact, the excess of the amount of such contribution over the amount that would have been contributed had there been no mistake of fact shall be returned to the Employer within one year after the payment of the contribution; and

          (b) If an Employer makes a contribution which is not deductible under
     Section 404 of the Code, such contribution (but only to the extent disallowed) shall be returned to the Employer within one year after the disallowance of the deduction.

          Earnings attributable to the contribution shall not be returned to the Employer, but losses attributable to such excess contribution shall be deducted from the amount to be returned. In the event (a) or (b) above apply, the Employer will distribute any salary reduction amounts returned to the Employer (less any losses) to the Employees who elected to reduce their salary by such amounts.

     4.9.  Rollover Contributions And Transfers.
           ------------------------------------

          The Committee may direct the Trustee to accept from or on behalf of an Employee any cash or other assets the receipt of which would constitute a rollover contribution as defined in Section 408(d)(3)(A)(ii) of the Code or an eligible rollover contribution as defined in Section 402(c)(4) of the Code which is excludable from income under Section 402(c)(1) of the Code. The Committee may also direct the Trustee to accept from the trustee of another Qualified Plan a direct transfer of cash or other assets which does not constitute an eligible rollover contribution. Any contributions under this Section shall be segregated in a separate account and shall be fully vested at all times. Unless accepted on a Valuation Date, the assets of such account will be segregated from the other assets of the Plan until the Valuation Date next following the date they are accepted, and thereafter will share in the allocation of earnings and losses under Section 6.4. Such amounts shall not be considered as a contribution by a Participant for purposes of Sections 4.1 or 17.10.

     4.10.  Loans.
            -----

          The Committee, as administrator of the loan program, shall make loans available to Participants who are employed with the Employer on the date the loan is made (and subject to the terms of this Section 4.10, to an interested party as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, even if such interested party is no longer an Employee) pursuant to a uniform and non-discriminatory policy. Notwithstanding anything in this Section
4.10 to the contrary, amounts in a Participant's Matching Contribution Account of which the Participant may not direct the investment pursuant to Section 6.2 are not available for a loan under this Section 4.11. Notwithstanding the above, loans shall not be made available to highly compensated employees (as defined in section 414(q) of the Code) in an amount greater than the amount made available to other employees. All loans shall comply with the following terms and conditions.

               4.10.1.  Loan Applications.
                        -----------------

                   A Participant may apply to the Committee for a loan in accordance with the rules and procedures established by the Committee and subject to the spousal consent requirements set forth in Section 4.16.

               4.10.2.  Criteria For Approval.
                        ---------------------

                   The Committee shall determine whether a Participant qualifies for a loan, applying such criteria as a commercial lender of funds would apply in like circumstances with respect to the Participant and his or her general ability to repay the loan. To assist the Committee in making this determination the Participant shall be required to provide such supporting information deemed necessary by the Committee.

               4.10.3.  Loan Amount Limits.
                        ------------------

                   No loan shall be made if immediately after the loan the unpaid balance of all loans by this Plan and all other plans maintained by the Controlled Group to the Participant would exceed the lesser of

                   (a)  $50,000, or

                   (b) 50% of the vested portion of the Participant's accounts under this Plan.

                   Notwithstanding the foregoing, the $50,000 limitation in (1) above shall be reduced by the highest outstanding loan balance for the one-year period ending on the day before a new loan is made minus the outstanding balance of existing loans to the Participant on the date of the new loan.

               4.10.4.  Number of Loans Permitted.
                        -------------------------

                   The number of loans available to a Participant shall be limited to (a) four (4) outstanding loans under the Plan as of each day during the Plan Year and (b) two (2) new loans issued in each Plan Year.

               4.10.5.  Repayment Period.
                        ----------------

                   A fixed period for repayment of the loan not in excess of five years shall be specified in the loan agreement; provided, that if the loan is used to acquire any dwelling unit which within a reasonable time is used as a principal residence of the Participant, the specified repayment period may be longer than five years.

               4.10.6.  Manner And Timing Of Repayments.
                        -------------------------------

                   Loans will be repaid (principal and interest) through substantially equal payroll deductions; provided, that a Participant may at any time prepay the entire amount due on the loan in one lump sum. Upon a Participant's termination of employment, the entire loan balance shall become due and payable immediately and shall be set off against any distribution due to the Participant.

               4.10.7.  Security.
                        --------

                   Each loan shall be secured by assignment of the Participant's accounts in the Plan and by the Participant's collateral promissory note for the amount of the loan, including interest thereon, payable to the order of the Trustee. However, in no event shall more than 50% of a Participant's vested interest in the Plan (determined immediately after origination of the loan) be used as security for the loan.

               4.10.8.  Interest.
                        --------

                   Each loan shall bear a reasonable rate of interest commensurate with the prevailing interest rate charged on similar commercial loans under like circumstances by persons in the business of lending money.

               4.10.9.  Minimum Loan.
                        ------------

                   The minimum amount of any loan shall be $500.00.

               4.10.10.  Order Of Investment Liquidation.
                         -------------------------------

                   A Participant's loan amount shall be made by liquidating the Participant's investments in the order determined by the Employer.

               4.10.11.  Loan Fees.
                         ---------

                   The Trustee shall deduct a processing fee in the amount of $40.00 from loan proceeds before paying such amount to a Participant. In addition, a $25.00 annual fee shall be deducted from the accounts of a Participant who has an outstanding balance. The annual fee shall be deducted from the Participant's accounts in accordance with rules and procedures adopted by the Employer.

                4.10.12.  Loans Limited To Employees.
                          --------------------------

                   Except as otherwise provided in this Section 4.10, no loan shall be made to any Participant who has terminated employment with the Employer.

               4.10.13.  Default.
                         -------

                   Generally, a default shall occur upon the failure of a Participant to timely remit payments under the loan when due. In such event, the Committee shall take such reasonable actions which a prudent fiduciary in like circumstances would take to protect and preserve Plan assets, including foreclosing on any collateral and commencing such other legal action for collection which the Committee deems necessary and advisable. However, the Committee shall not be required to commence such actions immediately upon a default. Instead, the Committee may grant the Participant reasonable rights to cure any default, provided such actions would constitute a prudent and reasonable course of conduct for a professional lender in like circumstances. In addition, if no risk of loss of principal or income would result to the Plan, the Committee may choose, in its discretion, to defer enforcement proceedings. If the qualified status of the Plan is not jeopardized, the Committee may treat a loan that has been defaulted upon and not cured within a reasonable period of time as a deemed distribution from the Plan.

     4.11.  Hardship Withdrawals.
            --------------------

          A Participant in the employment of the Employer may withdraw as of any date up to an amount equal to his or her pre-tax contributions to the Plan (but not the earnings thereon), the Participant's Rollover Account, and the vested portion of his or her Matching Contribution Account (but not the amounts invested in the EDS Stock Fund which are subject to Section 6.2.2) if the Participant demonstrates a substantial hardship to the Committee and, if the Participant is married, obtains his or her spouse's consent in accordance with
Section 4.16. The Committee will grant a distribution on account of hardship only if the distribution is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

               4.11.1.  Determination of Immediate and Heavy Financial Need.
                        ---------------------------------------------------

                   A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant only if the distribution is on account of:

                   (a) expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse or any of the Participant's dependents (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

                   (b) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

                   (c) the payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, the Participant's spouse, or the Participant's children or dependents (as defined in Section 152 of the Code); or

                   (d) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

               4.11.2.  Amount Necessary To Satisfy Financial Need.
                        ------------------------------------------

                   A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if the following requirements are satisfied:

                   (a) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant (which may include any amounts necessary to pay any federal, state or local income tax or penalties reasonably anticipated to result from the distribution); and

                   (b) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Controlled Group.

          In addition a Participant who receives a hardship withdrawal will be unable to make pre-tax contributions to the Plan or any other qualified or nonqualified plan of deferred compensation maintained by the Controlled Group, including stock option and stock purchase plans and a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code (but not the cafeteria plan itself), for a period of twelve months after the Valuation Date as of which the hardship distribution is made. Moreover, the maximum amount of a Participant's pre-tax contributions to the Plan or any other plan maintained by the Controlled Group for the calendar year following the calendar year of the hardship withdrawal may not exceed $10,000 (or such higher amount prescribed by applicable law) reduced by the amount of such Participant's pre-tax contributions for the calendar year of the hardship withdrawal.

     4.12.  Other Withdrawals.
            -----------------

          If a Participant is in the employment of the Employer and has reached age 59-1/2, he or she may, as of any date, upon written request, withdraw all or any part of his or her vested account balances (except the portion of such Participant's Matching Contribution Account invested in the EDS Stock Fund which is subject to Section 6.2.2).

     4.13.  Application for Withdrawal.
            --------------------------

          An application for a withdrawal must be received by the Committee in accordance with the rules and procedures established by the Committee.

     4.14.  Order Of Investment Liquidation.
            -------------------------------

          The Employer shall establish rules for determining the portion of each fund in which the Participant's accounts are invested which shall be liquidated to provide the proceeds for any withdrawal to the Participant.

     4.15.  Vesting After Withdrawals.
            -------------------------

          If a withdrawal under Section 4.11 or 4.12 is made by a Participant whose Matching Contribution Account was not 100% vested at the time of such withdrawal, then the Employer shall separately record the portion of his or her Matching Contribution Account which was not vested at the time of the withdrawal, and the vested amount of such portion from time to time shall equal an amount ("X") determined by the following formula:

                         X = P(AB + (R X D)) - (R X D)

For purposes of applying such formula: "P" is the vested percentage at the relevant time; "AB" is the account balance at the relevant time; "D" is the amount previously withdrawn by the Participant; and "R" is the ratio of the account balance at the relevant time to the account balance after the withdrawal. If a person who has received a withdrawal hereunder is subsequently entitled to an allocation of Employer contributions, the Employer shall separately record such contributions and vesting with respect to such contributions shall be in accordance with Section 9.2.

     4.16.  Spousal Consent.
            ---------------

            Within the 90-day period before any loan to or withdrawal by a Participant, the spouse of the Participant must consent in writing to the withdrawal or to the use of the Participant's accounts as security for the loan. The spouse's consent must acknowledge the effect of the loan or withdrawal and must be witnessed by a notary public or plan representative. In the case of a loan, no consent need be obtained if the total of the Participant's accounts subject to the security is not in excess of $5,000. In the event the Participant has no spouse or the Participant's spouse cannot be located, no consent is necessary for a loan or a withdrawal. In the event the Participant has no spouse or the Participant's spouse cannot be located, the Participant must certify a statement to that effect on a form provided by the Committee in order for his or her loan application or withdrawal request to be effective.


                  SECTION 5 - DISTRIBUTIONS OF EXCESS AMOUNTS
                  -------------------------------------------

5.1.  Distribution Of Excess Elective Deferrals.
      -----------------------------------------

          If a Participant's elective deferrals for any calendar year exceed $10,000 (or such higher amount prescribed by applicable law), then the Participant may file an election form prescribed by the Committee with the Employer designating in writing the amount of such excess elective deferrals to be distributed from this Plan. Any such election form must be filed with the Employer no later than the first March 1 following the close of such calendar year in order for the Employer to act on it. If such an election form is timely filed, the Trustee shall distribute to the Participant the amount of such excess elective deferrals which the Participant has allocated to this Plan together with any income or less any loss allocable to such amount on or before the first April 15 following the close of such calendar year. In the case of a Highly Compensated Employee, any matching contributions which were contributed on account of the elective deferrals being distributed will be forfeited, even if such matching contributions are vested. For purposes of the preceding, the income or loss allocable to such excess amount will be determined under such reasonable method as the Committee shall establish, provided the method does not discriminate in favor of Highly Compensated Employees, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' accounts.

     5.2.  Limitations On And Distributions Of Pre-Tax Contributions For Highly
           --------------------------------------------------------------------
           Compensated Employees.
           ---------------------

          The Committee is authorized to reduce to the extent necessary the maximum contributions under Sections 4.1 and 4.2 for Highly Compensated Employees prior to the close of the Plan Year if the Committee reasonably believes that the reduction is necessary to prevent the Plan from failing Code
Section 401(k)(3). Such adjustments shall be made in accordance with rules prescribed by the Employer.

          If the Plan fails to satisfy Code Section 401(k)(3), the Plan shall correct the failure within 12 months after the last day of such Plan Year under any method or combination of methods allowed under Code Section 401(k)(8) or Treasury Regulation Section 1.401(k)-1(f), taking into account any adjustments necessary due to changes to Code Section 401(k)(8)(C) that are not reflected in the regulations. For purposes of this Section 5.2, the actual deferral percentage of Non-Highly Compensated Employees shall be determined as of the Plan Year preceding the Plan Year for which the Plan must satisfy one of the tests in Code Section 401(k)(3), unless the Employer elects to determine such actual deferral percentage as of the Plan Year for which the Plan must satisfy one of the tests in Code Section 401(k)(3). Any such election shall not be changed except as provided by the Secretary of the Treasury. In the case of the first Plan Year for which the Plan must satisfy one of the tests in Code Section 401(k)(3), the actual deferral percentage for Non-Highly Compensated Employees as of the Plan Year preceding such first Plan Year shall be deemed to be 3%, unless the Employer elects to determine such actual deferral percentage for Non-Highly Compensated Employees as of such first Plan Year.

     5.3. Limitations On And Distributions Of Matching Contributions For Highly Compensated Employees.

           The Committee is authorized to reduce to the extent necessary the maximum amount of matching contributions under Section 4.4 contributed on behalf of any Highly Compensated Employee prior to the close of the Plan Year if the Committee reasonably believes that such adjustment is necessary to prevent the Plan from failing Code Section 401(m)(2). Such reduction shall be made in accordance with rules prescribed by the Employer.

           If the Plan fails to satisfy Code Section 401(m)(2), the Plan shall correct the failure within 12 months after the last day of such Plan Year under any method or combination of methods allowed under Treasury Regulation 1.401(m)- 1(e), taking into account any adjustments necessary due to changes to Code
Section 401(m)(6)(c) that are not reflected in the regulations. For purposes of this Section 5.3, the actual contribution percentage of Non-Highly Compensated Employees shall be determined as of the Plan Year preceding the Plan Year for which the Plan must satisfy one of the tests in Code Section 401(m)(2), unless the Employer elects to determine such actual contribution percentage as of the Plan Year for which the Plan must satisfy one of the tests in Code Section 401(m)(2). Any such election shall not be changed except as provided by the Secretary of the Treasury. In the case of the first Plan Year for which the Plan must satisfy one of the tests in Code Section 401(m)(2), the actual contribution percentage for Non-Highly Compensated Employees as of the Plan Year preceding such first Plan Year shall be deemed to be 3%, unless the Employer elects to determine such actual contribution percentage for Non-Highly Compensated Employees as of such first Plan Year.

     5.4.  Limitations On Multiple Use Of Alternative Limitation.

           5.4.1.   Determination Of Multiple Use.

                    The Committee will determine whether or not multiple use of the alternative limitation has occurred. Such determination will be made in accordance with Section 401(m)(9) of the Code.

           5.4.2.   Correction Of Multiple Use.

                    If a multiple use of the alternative limitation occurs, the Committee shall correct such multiple use by reducing the actual contribution percentages of Highly Compensated Employees in the manner set forth in Section 5.3 so that there is no multiple use of the alternative limitation.

     5.5.  Special Definitions.

           All terms used in this Section 5 shall have the meaning given such terms in Code Sections 401(k) and 401(m) and the regulations thereunder.

           5.5.1.  Plan Restructuring.

                   The Plan may be disaggregated under Section 1.410(b)-6(b)(3) and Section 1.410(b)-7(c)(3) of the Treasury Regulations for any Plan Year in order to pass the actual contribution percentage and actual deferral percentages tests set forth in this Section.

                             SECTION 6 - ALLOCATION
                             ----------------------

     6.1.  Establishment Of Accounts.

           The Committee shall establish and maintain for each Participant a Before-Tax Contribution Account, a Matching Contribution Account, and a Rollover Account. All amounts by which an Employee elects to have his or her salary reduced under Sections 4.1 and 4.2 shall be credited to his or her Before-Tax Contribution Account, and all Employer contributions under Section 4.4 shall be credited to his or her Matching Contribution Account. All direct transfer and rollover amounts received on behalf of a Participant under Section 4.9 shall be credited to his or her Rollover Account; provided that, amounts transferred from the EDS 401(k) Plan held in a Participant's Elective Contribution Account and Employer Matching Contribution Account under such plan shall be allocated to a Participant's Before-Tax Contribution Account and Matching Contribution Account, respectively.

     6.2.  Direction of Investments.

           6.2.1.   Participant's Selection of Investment Fund.

                    Subject to Sections 6.2.2, each Participant shall designate in 1% increments the percentages of contributions under Section 4 for such Plan Year allocable to his or her accounts which are to be invested in such investment funds as are made available by the Company. Such a designation shall be made in accordance with the rules and procedures established by the Plan Administrator. Any such designation shall continue in effect unless changed in the same manner by the Participant.

           6.2.2.   EDS Stock Fund.

                    Notwithstanding any other provision of the Plan to the contrary, amounts transferred to the Plan to a Participant's Matching Contribution Account from the EDS 401(k) Plan which are allocated to the EDS Stock Fund shall not be subject to Participant direction under Section
     6.2.1 until the second anniversary of the date such amounts were contributed by EDS to such Participant's EDS Stock Fund under the EDS 401(k) Plan.

     6.3.  Transfers Between Investment Funds.

           Subject to Sections 2.14 and 6.2.2, as of any date, a Participant may, in accordance with the rules and procedures established by the Committee, elect to transfer all or any portion of his or her accounts in an investment fund to any other investment fund. Such transfers shall be subject to such reasonable requirements as may be established by the Trustee or recordkeeper.

     6.4.  Allocation Of Earnings Or Losses.

           All appreciation or depreciation in the fair market value of the investment funds shall be allocated to accounts based on account balances on a daily basis.

                    SECTION 7 - DISTRIBUTIONS AT RETIREMENT
                    ---------------------------------------

     7.1.  Normal Retirement Distributions.

           Upon a Participant's Normal Retirement Date, the Participant's accounts shall become fully vested (if not already fully vested) and shall be distributed to him or her in accordance with Section 10.1.2.

     7.2.  Required Minimum Distributions.

           Notwithstanding anything to the contrary contained in the Plan, the entire interest of a Participant will be distributed in accordance with Section 401(a)(9) of the Code and the regulations thereunder beginning no later than the Participant's Required Beginning Date as determined under Section 7.3 below.

     7.3.  Required Beginning Date.

           The Required Beginning Date of a Participant shall be:

           (a) in the case of a Participant who is not a Five Percent Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70-1/2, the April 1 following the calendar year in which occurs the later of the date the Participant attains age 70-1/2 and the date on which the Participant terminates employment; or

           (b) in the case of a Participant who is a Five Percent Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70-1/2, the April 1 following the calendar year in which the Participant attains age 70-1/2.

                    SECTION 8 - DISTRIBUTIONS AT DISABILITY
                    ---------------------------------------

     8.1.  Distributions Upon Disability.

           If a Participant becomes permanently and totally disabled while in the employment of the Employer, his or her accounts shall become fully vested (if not already fully vested), and shall be distributed to him or her in accordance with Section 10.1.

           8.1.1.   Deemed Termination.

                    A Participant who is permanently and totally disabled as described in Section 8.2 while in the employment of the Employer shall be deemed to have terminated such employment on the date the Committee determines that he or she is permanently and totally disabled.

     8.2.  Determination Of Disability.

           A Participant shall be considered permanently and totally disabled only if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. Whether a Participant is permanently and totally disabled shall be determined by the Committee, in its sole discretion, based upon an independent opinion considered acceptable to the Committee. Such determinations shall be made in a uniform manner pursuant to the policies established by the Committee and shall be final and conclusive.

        SECTION 9 - DISTRIBUTIONS AT TERMINATION OF EMPLOYMENT (VESTING)
        ----------------------------------------------------------------


9.1.  Distributions Upon Termination Of Employment.
      --------------------------------------------

          A Participant whose employment with the Employer is terminated prior to the earliest of his or her death, Disability Retirement Date or Normal Retirement Date shall receive the vested portion of his or her accounts in accordance with Section 10.1.1.

     9.2.  Determination Of Vested Portion.
           -------------------------------

          (a) A Participant's Rollover Account and Before-Tax Contribution Account shall be 100% vested and nonforfeitable at all times.

          (b) The portion of a Participant's Matching Contribution Account which shall be vested and nonforfeitable shall be determined in accordance with the following schedule:

                Years of Service                          Percentage of Account Vested
                ----------------                          ----------------------------
                       1                                                0%
                       2                                               40%
                       3                                               60%
                       4                                               80%
                       5                                              100%

          (c) Notwithstanding any provision herein to the contrary, a Participant's accounts shall be 100% vested and nonforfeitable upon such Participant's Normal Retirement Date.

     9.3.  Forfeitures.
           -----------

          The nonvested portion of the Matching Contribution Account of a Participant whose employment with the Employer is terminated prior to the earliest of his or her death, Disability Retirement Date, or Normal Retirement Date shall be forfeited immediately when such Participant has both terminated employment and received a distribution of his or her entire vested account balances or when such Participant incurs five consecutive one-year Breaks in Service, whichever first occurs. The nonvested amounts shall be placed in a separate account until forfeited and shall be credited with an allocation of earnings and losses pursuant to Section 6.4. If the Participant is not employed again by the Employer on the date a forfeiture occurs under this Section, any forfeited amounts plus earnings and losses thereon shall be used to reduce future Employer contributions. Following such forfeiture, the Participant shall be 100% vested in the balance, if any, of his or her accounts. If a Participant terminates employment with no vested interest in his or her Matching Contribution Account, such Participant shall be treated as receiving a distribution of the vested portion of his or her Matching Contribution Account on the last day of the Plan Year in which his or her termination occurs, provided he or she is not employed by the Employer on such date.

          If a person who has incurred a forfeiture hereunder is reemployed by the Employer during a Plan Year before he or she has incurred five consecutive Breaks in Service, such individual's previously forfeited amounts shall be restored. Restoration will first be made out of any unallocated forfeitures and, if such forfeitures are insufficient to restore such person's account balance, restoration shall be made through an Employer contribution.

                       SECTION 10 - PAYMENT OF BENEFITS
                       --------------------------------

10.  Payment Of Benefits.
     -------------------

     10.1.  Timing Of Distributions.
            -----------------------

           10.1.1.  Termination Before Normal Retirement Date.
                    -----------------------------------------

               If a Participant's employment is terminated prior to his or her Normal Retirement Date for any reason other than his or her death, and if the Participant's vested accounts exceed $5,000, the Participant shall receive the notice described in Section 10.4 as well as benefit election forms during the Distribution Notice Period coinciding with or next following the date he or she terminates employment. If the Participant properly completes his or her benefit election forms and returns them in accordance with the rules and procedures established by the Employer, distribution of his or her vested accounts will commence in the form elected by the Participant. If a Participant fails to properly complete and timely return his or her election forms when he or she is first eligible to receive a distribution, distribution of his or her accounts will commence in the form of an Automatic Survivor Benefit on his or her Required Beginning Date, which shall be his or her Annuity Starting Date. Notwithstanding the preceding, the Participant may notify the Employer at any time after his or her termination of employment but prior to his or her Required Beginning Date that he or she wants to receive the notice described in Section 10.4. The Committee shall distribute such notice and benefit election forms during the first Distribution Notice Period following such request.

          10.1.2.  Distributions To Participants Terminating Employment On
                   -------------------------------------------------------
                   Or After Normal Retirement Date.
                   -------------------------------

               If a Participant's employment is terminated on or after his or her Normal Retirement Date but before his or her Required Beginning Date for any reason other than his or her death, and if the Participant's accounts exceed $5,000 as of his or her termination date, the Participant shall receive the notice described in Section 10.4 as well as benefit election forms during the Distribution Notice Period coinciding with or next following the date he or she terminates employment. If the Participant properly completes his or her benefit election forms and returns them in accordance with the rules and procedures established by the Employer, the Participant's benefits will commence in the form elected by the Participant. If the Participant fails to properly complete and return his or her benefit election forms when he or she is first eligible to receive a distribution, distribution of his or her accounts will be made in the form of an Automatic Survivor Benefit commencing on his or her Required Beginning Date.

          10.1.3.  Distributions To Participants Remaining Employed At
                   ---------------------------------------------------
                   Required Beginning Date.
                   ------------------------

               If a Participant remains employed by the Employer until the Distribution Notice Period immediately preceding the Valuation Date coinciding with or immediately preceding his or her Required Beginning Date, the Participant shall receive the notice described in Section 10.4 as well as benefit election forms during such Distribution Notice Period. If the Participant completes his or her benefit election forms and returns them before the Valuation Date immediately following such Distribution Notice Period, the Participant's benefits will commence in the form elected by the Participant as of such Valuation Date. If the Participant fails to properly complete and return his or her benefit election forms on or before the Valuation Date immediately following such Distribution Notice Period, distribution of his or her accounts will be made in the form of an Automatic Survivor Benefit commencing on his or her Required Beginning Date.

     10.2.  Form Of Distribution.
            --------------------

          10.2.1.  Automatic Survivor Benefit.
                   --------------------------

               In the case of a Participant whose employment with the Employer is terminated for a reason other than his or her death, unless such Participant has elected to the contrary in accordance with Sections 10.1 and 10.3 before his or her Annuity Starting Date, the Participant shall be deemed to have elected an Automatic Survivor Benefit, and the Committee shall direct the Trustee to apply the Participant's vested accounts to purchase an Automatic Survivor Benefit from a legal reserve life insurance company which uses unisex actuarial tables with such Automatic Survivor Benefit commencing as of the Participant's Annuity Starting Date. The Participant's accounts shall be closed after the purchase of such Automatic Survivor Benefit and the benefits to such Participant or his or her spouse shall be solely the benefits provided under the Automatic Survivor Benefit.

          10.2.2.  Optional Methods Of Distribution.
                   --------------------------------

               In lieu of the distribution of his or her accounts in the form of an Automatic Survivor Benefit, a Participant may elect, in accordance with Sections 10.2.3, 10.2.4 and 10.2.5 below, on a form furnished by the Committee for that purpose, to have his or her accounts distributed in one of the following forms:

               (a)  a lump sum.

               (b) in the case of a married Participant, an annuity contract payable for the Participant's life issued by a legal reserve life insurance company which uses unisex actuarial tables to calculate the cost of annuities.

               (c) payments over a period of time not to exceed the joint life expectancy of the Participant and his or her surviving spouse, if any, or designated beneficiary. In the event that a Participant who elects this optional form of benefit dies before the entire amount in his or her accounts have been distributed, distribution will continue to be made to such Participant's surviving spouse, if any, or designated beneficiary, unless such Participant's surviving spouse or beneficiary elects to receive such remaining amounts in a lump sum.

               If the Participant is married and wishes to elect an optional form of benefit under this Section, he or she must secure the consent of his or her spouse as provided in Section 10.3.

          10.2.3.  Timely Election.
                   ---------------

               An option set forth in 10.2.2 above must be elected on a form furnished by the Committee for that purpose within the 90 day period ending on the Annuity Starting Date, but not before the Participant receives the notice described in Section 10.4.

          10.2.4.  Effective Date Of Option.
                   ------------------------

               An option selected under 10.2.2 above shall become effective on the Annuity Starting Date.

          10.2.5.  Change Or Revocation.
                   --------------------

               An election made under this Section may not be validly changed or revoked except as follows:

               (a) Any election made by the Participant may be changed or revoked without limitation if the Participant files with the Employer a written request before the Annuity Starting Date as of which benefits are to commence. A married Participant who wishes to change his or her form of benefit to a benefit other than the Automatic Survivor Benefit must secure the consent of his or her spouse as provided in Section 10.3.

               (b) If the Participant dies before the date an option becomes effective, any election made under Section 10.2 shall be considered void.

          10.2.6.  Small Benefits.
                   --------------

               Notwithstanding the foregoing, if a Participant terminates employment prior to his or her Required Beginning Date, and if the Participant's vested accounts are less than or equal to $5,000 as of the date he or she terminates employment, his or her accounts shall be distributed in a lump sum as soon as practicable following the Valuation Date coinciding with or next following his or her termination of employment.

          10.2.7.  Valuation Of Accounts.
                   ---------------------

               Any distribution under this Plan shall be based on the value of the Participant's accounts on the Valuation Date which coincides with or immediately precedes the date as of which authorized distribution directions are received by the Trustee from the Committee or its designee.

          10.2.8.  Special Distribution Form.
                   -------------------------

               Upon distribution of benefits under this Section 10, any portion of a Participant's accounts invested in the EDS Stock Fund or the Unigraphics Solutions Inc. Stock Fund may, at the Participant's election, be distributed in whole shares of EDS Stock or Employer Stock, as applicable. Fractional shares shall be distributed in cash.

     10.3.  Spousal Consent To An Optional Form Of Benefit Or Beneficiary.
            -------------------------------------------------------------

          The spouse of a Participant may consent to the designation of a beneficiary other than the spouse or to a change in the designation of a beneficiary other than the spouse or to the election of an optional form of benefit. The designation of a beneficiary other than the spouse or a change in the designation of a beneficiary other than the spouse or election of an optional form of benefit by a married Participant will be effective only if the spouse of the Participant consents to such designation or election in writing. Consent to an optional benefit form must be provided within the 90 day period ending on the Participant's Annuity Starting Date. The spouse's consent must:

          (a) designate a form of benefits which may not be changed without further spousal consent;

          (b) be irrevocable and acknowledge the effect of such designation or election; and

          (c) be witnessed by a Plan representative or a notary public.

          Any such consent must be filed with the Employer in order to be effective. No consent need be obtained in the event the Participant has no spouse or the Participant's spouse cannot be located. In this event, the Participant must certify on a form provided by the Committee that he or she has no spouse or that his or her spouse cannot be located in order for his or her beneficiary designation or election of an optional form of benefit to be effective.

     10.4.  Distribution Notice.
            -------------------

          During the Distribution Notice Periods specified in Section 10.1, the Committee shall give to the Participant a written notification in nontechnical terms of:

          (a) the material features and the relative values of the optional forms of benefits under the Plan,

          (b) the terms and conditions of the Automatic Survivor Benefit and the financial effect upon the Participant's benefit in terms of dollars per benefit payment,

          (c) the Participant's right to make, and the effect of, an election out of the Automatic Survivor Benefit,

          (d) in the case of a married Participant, the rights of the Participant's spouse with respect to any such election,

          (e) the right of the Participant to make, and the effect of, a revocation of any such election before the commencement of benefits, and

          (f) the right, if any, of the Participant to defer receipt of a distribution.

                      SECTION 11 - DISTRIBUTIONS AT DEATH


11.1.  Distributions Upon Death.

          Upon the death of a Participant while in the employment of the Employer, the Participant's accounts shall become fully vested (if not already fully vested) and shall be distributed to his or her spouse or beneficiary in accordance with Sections 11.2, 11.3 and 11.4. Upon the death of a Participant after termination of his or her employment with the Employer, the vested portion of the Participant's remaining account balances shall be distributed to his or her spouse or beneficiary in accordance with Sections 11.2, 11.3 and 11.4. As soon as administratively practicable following the death of a Participant, the Committee shall distribute benefit election forms to his or her spouse or beneficiary. Such spouse or beneficiary may elect distribution of the vested portion of the Participant's accounts in one of the following forms:

               (a) a lump sum.

               (b) an annuity contract payable for the life of the spouse or beneficiary issued by a legal reserve life insurance company which uses unisex actuarial tables to calculate the cost of annuities.

               (c) payments over a period of time not to exceed the life expectancy of the spouse or beneficiary. In the event that a spouse or beneficiary who elects this form of distribution dies before the entire amount in his or her accounts have been distributed, distribution will continue to be made to the designated beneficiary of the spouse or beneficiary, unless such individual elects to receive such remaining amounts in a lump sum.

          Any distribution hereunder shall be based on the value of the Participant's accounts as of the date such distribution is made.
Notwithstanding anything in this Plan contrary, distribution of a Participant's accounts to a surviving spouse or beneficiary shall comply with the requirements of Section 401(a)(9) of the Code.

     11.2.  Distribution To Spouse.

          Upon the death of a Participant, the entire balance of his or her accounts shall be distributed to his or her surviving spouse, if any, unless the surviving spouse has consented in the manner required under Section 11.5 to a designated beneficiary and one or more designated beneficiaries survives the Participant.

     11.3.  Designation Of Beneficiary.

          Each Participant shall have the right to name and change primary and contingent beneficiaries under the Plan in accordance with the rules and procedures established by the Committee. If upon the death of the Participant, the Participant has no surviving spouse or the Participant's surviving spouse has consented to the designation of a beneficiary in the manner required under Section 11.5, the vested balance of his or her accounts shall be divided among the primary or contingent beneficiaries designated by such Participant who survive the Participant.

     11.4.  Beneficiary Not Designated.

          In the event the Participant has no surviving spouse and has either failed to designate a beneficiary or no designated beneficiary survives him or her, the amounts otherwise payable to a beneficiary under the provisions of this Section shall be paid to the children of such Participant in equal shares. If the Participant has no children, the amounts otherwise payable to a beneficiary under the provisions of this Section shall be paid to the Participant's executor or administrator.

     11.5. Spousal Consent to Designation of Alternate Beneficiary and Election of an Optional Method of Distribution.

          The spouse of the Participant must consent to the designation of an alternate beneficiary or to the election of an optional form of benefit in accordance with this Section in order for such designation to be effective. The spousal consent must be in writing and:

          (a) must designate a beneficiary which may not be changed without spousal consent,

          (b) must be irrevocable and acknowledge the effect of such designation as being a waiver of the spouse's right to the death benefit described in
     Section 11 and

          (c) must be witnessed by a Plan representative or notary public.

          Any such consent must be filed with the Committee in order to be effective. No consent need be obtained in the event the Participant has no spouse or the Participant's spouse cannot be located. In this event, the Participant must certify on a form provided by the Committee for that purpose that he or she has no spouse or that his or her spouse cannot be located in order for his or her designation of an alternate beneficiary to be effective.

                  SECTION 12 - LEAVES OF ABSENCE AND TRANSFERS


12.1.  Military Leave Of Absence.

          So long as The Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA") or any similar law shall remain in force, providing for reemployment rights for all persons in military service, as therein defined, an Employee who leaves the employment of the Employer for military service in the Armed Forces of the United States, as defined in such Act from time to time in force, shall, for all purposes of this Plan, be considered as having been in the employment of the Employer, with the time of his or her service in the military credited to his or her Service; provided that upon such Employee being discharged from the military service of the United States he or she applies for re-employment with the Employer and takes all other necessary action to be entitled to, and to be otherwise eligible for, reemployment rights, as provided by USERRA, or any similar law from time to time in force.

           12.1.1.  Payroll Reduction Contributions.

               Any Employee who is reemployed while entitled to veterans' reemployment rights under USERRA and who has either (i) suspended his or her contributions during military service, or (ii) made less than the maximum amount of contributions permitted by Sections 4.1 and 4.2 during his or her period of military service, shall be permitted to make the contributions described in Sections 4.1 and 4.2 to the Plan with respect to the period of his or her military service during the period which begins on the Employee's date of reemployment with the Employer and ends upon the earlier of:

               (a) the period equal to three times the Employee's period of military service; and

               (b) five years.

               The maximum amount of contributions which the Employee can make during this period shall be the maximum amount of contributions that he or she would have been permitted to make to the Plan during the period of military service if the individual had continued to be employed by the Employer during such period and received Compensation during such period equal to the Compensation the Employee would have received during the period of military service had the Employee worked for the Employer during such period. If the Compensation the Employee would have received during the period was not reasonably certain, the Employee's average Compensation from the Employer during the 12 month period immediately preceding the period of military service shall be deemed to be such Compensation.

           12.1.2.  Matching Contributions.

               If the Employer makes a contribution under Section 4.4 during a period when an Employee was on military leave of absence and if the Employee later returns to employment and makes the contributions described in Section 4.1 for this period, the Employer shall make such matching contributions on behalf of the Employee as would have been made had the Employee's contributions actually been made during the period of his or her military service.

           12.1.3.  Treatment Of Contributions.

               Contributions under this Section will be taken into account for purposes of the limitations of Sections 402(g) or 415 in the year to which the contributions relate, not the year in which the contributions are made. In addition, such contributions will not cause the Plan to be treated as failing to meet the requirements of Code Sections 401(a)(4), 401(a)(26), 401(k)(3), 401(m), 410(b) or 416.

               Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Loan repayments will be suspended under this Plan during a period of qualified military service as permitted under Code Section 414(u)(4).

     12.2.  Maternity Or Paternity Absence.

          In the case of any Employee who is absent from work

          (a) by reason of the pregnancy of the individual,

          (b) by reason of the birth of a child of the individual,

          (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

          (d) for purposes of caring for such child for a period beginning immediately following such birth or placement,

the Employee shall be credited with Days of Service following the date such absence begins until the first anniversary of such date solely for purposes of determining whether a Break in Service has occurred. In order to receive credit under this Section, an Employee must furnish to the Employer information establishing (i) that the absence from work is for one of the reasons described in this Section and (ii) the number of days for which the Employee was absent.

     12.3.  Family And Medical Leave Act.

          Solely for purposes of determining whether a Break in Service has occurred, an Employee shall be credited with the number of Days of Service during a leave of absence taken pursuant to the Family and Medical Leave Act of 1993.

     12.4.  Other Leaves Of Absence.

          An Employee on an Employer-approved leave of absence not described in
Section 12.1 above shall for all purposes of this Plan be considered as having continued in the employment of the Employer for the period of such leave, provided that the Employee returns to the active employment of the Employer before or at the expiration of such leave. Such approved leaves of absence shall be given on a uniform, non-discriminatory basis in similar fact situations.

          Notwithstanding any other provision of the Plan, a Participant who is on an Employer-approved leave of absence will share in the allocation of Employer contributions under Sections 4.4 for the Plan Year in which such leave of absence begins but will not share in such allocation for any subsequent Plan Year ending before the Participant's return from such leave of absence.

     12.5.  Disability Leave of Absence.

          An Employee who is absent from employment with the Employer and who is receiving benefits under a long term disability plan maintained by the Employer will be credited with Days of Service during such absence until the earlier of the date as of which (i) the Employee is fully vested in his or her Matching Contribution Account, or (ii) the Employee's attainment of Normal Retirement Age.

          Notwithstanding any other provision of the Plan to the contrary, a Participant who is on a Disability Leave of Absence will share in the allocation of Employer contributions under Sections 4.4 for the Plan Year in which such leave begins but will not share in such allocation for any subsequent Plan Year ending before the Participant's return from such leave.

     12.6. Transfers.

          In the event that:

          (a) a Participant is transferred to employment with a member of the Controlled Group in a status as a non-Employee; or

          (b) a person is transferred from employment with a member of the Controlled Group in a status as a non-Employee to employment with the Employer under circumstances making such person an Employee; or

          (c) a person was employed by a member of the Controlled Group in a status as a non-Employee, terminated his or her employment and was subsequently employed by the Employer as an Employee; or

          (d) a Participant was employed by the Employer as an Employee, terminated his or her employment and was subsequently employed by a member of the Controlled Group in a status as a non-Employee;

then the following provisions of this Subsection shall apply:

          (a) transfer to employment with a member of the Controlled Group as a non-Employee shall not be considered termination of employment with the Employer, and such transferred person shall continue to be entitled to the benefits provided in the Plan, as modified by this Section;

          (b) employment with a member of the Controlled Group by a non-Employee will be deemed to be employment by the Employer, but only with respect to employment during any period that such member of the Controlled Group is required to be aggregated with the Company pursuant to Code Sections 414(b), (c) or (m);

          (c) amounts earned from a member of the Controlled Group by a non-Employee shall not constitute Compensation hereunder;

          (d) termination of employment with a member of the Controlled Group which has not adopted the Plan by a person entitled to benefits under this Plan (other than to transfer to employment with another member of the Controlled Group) shall be considered as termination of employment with the Employer;

          (e) all other terms and provisions of this Plan shall fully apply to such person and to any benefits to which he or she may be entitled hereunder.

          Notwithstanding anything in this Plan to the contrary, a Participant who is no longer employed by a member of the Controlled Group which includes the Company as a member shall be considered a terminated Employee.

     12.7.  Acquisition Of Assets.

          If the Employer acquires the assets (through purchase, merger or otherwise) of any other entity and hires persons who had been employed by such entity, the division or other subgroup in which such persons are employed shall be excluded from the groups included in the definition of "Employee" unless the Employer communicates to such division or subgroup that such division or subgroup is accruing benefits under the Plan.

                              SECTION 13 - TRUSTEE

          The Company shall select a Trustee or insurance company to hold and administer the assets of the Plan and shall enter into a trust agreement or insurance contract with such Trustee or insurance company. The Company may change the Trustee or insurance company from time to time subject to the terms of the trust agreement or insurance contract.

                          SECTION 14 - ADMINISTRATION

14.1. Appointment Of Committee.

          The Board shall appoint a Committee of one (1) or more persons who shall serve without remuneration at the pleasure of the Board. Upon death, resignation, removal or inability of a member of the Committee to continue, the Board shall appoint a successor. The Committee shall appoint its own Chairman and Secretary. If, at any time, the Board has not appointed a Committee, or there is no Committee, then the Company shall have all of the duties, responsibilities, powers and authorities given to the Committee.

      14.2.  Construction.

          The Committee shall have the discretionary authority to construe, interpret and administer all provisions of the Plan and to determine a Participant's eligibility for benefits on a uniform, non-discriminatory basis in similar fact situations. Any decision of a majority of the then members of the Committee shall govern.

      14.3.  Decisions And Delegation.

          A decision of the Committee may be made by a written document signed by a majority of the members of the Committee or by majority vote at a meeting of the Committee. The Secretary of the Committee shall keep all records of meetings and of any action by the Committee and any and all other records desired by the Committee. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective exercise of its duties, and may, to the extent not inconsistent herewith, delegate to such agents any powers and duties, both ministerial and discretionary, as the Committee may deem expedient or appropriate.

          No member of the Committee shall make any decision or take any action covering exclusively his or her own benefits under the Plan. All such matters shall be decided by a majority of the remaining members of the Committee or, in the event of inability to obtain a majority, by the Board.

      14.4.  Meetings.

          The Committee shall hold meetings upon such notice, at such place or places and at such times as the Committee may determine. Meetings may be called by the Chairman or any member of the Committee. A majority of the Committee shall constitute a quorum for the transaction of business.

      14.5.  Duties Of The Committee.

          The Committee shall, as part of its general duty to supervise and administer the Plan, direct the Trustee specifically in regard to:

          (a) distribution payments, including the names of the payees, the amounts to be paid and the time or times when payments shall be made;

          (b) any other payments which the Trustee is not authorized to make without direction in writing by the Committee;

          (c) the purchase of annuity contracts, giving the names of the persons for whose benefit they shall be purchased and the purchase price; and

          (d) preparation of an annual report for the Company, as of the end of each Plan Year, in such form as the Company may require.

      14.6.  Records Of The Committee.

          All acts and determinations of the Committee shall be duly recorded by the Secretary thereof (or under his or her supervision), and all such records, together with such other documents as may be necessary for the proper administration of the Plan, shall be preserved in the custody of such Secretary. Such records and documents shall at all times be open for inspection and copying by any person designated by the Board.

      14.7.  Expenses.

          Any expense incurred by the Committee or the Trustee with respect to employment of agents, attorneys or other persons, including expenses incurred in maintaining the qualified status of the Plan and the exempt status of the related trust shall be paid from the assets of such trust unless paid by the Employer.

                          SECTION 15 - CLAIM PROCEDURE

15.1.  Claim.

          A Participant or beneficiary or other person who believes that he or she is being denied a benefit to which he or she is entitled (hereinafter referred to as "Claimant") may file a written request for such benefit with the Committee, setting forth his or her claim. The request must be addressed to:
Committee, Unigraphics Solutions Inc. 401(k) Plan, Unigraphics Solutions Inc., 13736 Riverport Drive, Maryland Heights, Missouri 63043.

     15.2.  Claim Decision.

          Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within 90 days and shall in fact deliver such reply in writing within such period. The Committee may, however, extend the reply period for an additional 90 days for reasonable cause. If the claim is denied in whole or in part, the Committee will render a written opinion using language calculated to be understood by the Claimant setting forth:

          (a) the specific reason or reasons for the denial;

          (b) specific references to pertinent Plan provisions on which the denial is based;

          (c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or such information is necessary;

          (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

          (e) the time limits for requesting a review under Section 15.3 and a review under Section 15.4.

     15.3.  Request For Review.

          Within 60 days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee reconsider its determination. Such request must be addressed to: Committee, Unigraphics Solutions Inc. 401(k) Plan, Unigraphics Solutions Inc., 13736 Riverport Drive, Maryland Heights, Missouri 63043. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee.
If the Claimant does not request a review of the Committee's determination within such 60-day period, he or she shall be barred and estopped from challenging its determination.

      15.4.  Review On Appeal.

          Within 60 days after the Committee's receipt of a request for review, it will review its determination. After considering all materials presented by the Claimant, the Committee will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent Plan provisions on which the decision is based. If special circumstances require that the 60-day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible but not later than 120 days after receipt of the request for review. The Committee shall possess and exercise discretionary authority to make determinations as to a Participant's eligibility for benefits and to construe the terms of the Plan. Any decision of a majority of the members of the Committee shall govern. The decision of the Committee shall be final and non-reviewable unless found to be arbitrary and capricious by a court of competent review. Such decision will be binding upon the Employer and the Claimant.

                     SECTION 16 - AMENDMENT AND TERMINATION

16.1.  Amendment.

          The Company shall have the right, by a resolution adopted by action of the Board or anyone to whom corporate authority to amend the Plan has been delegated by the Board, at any time and from time to time to amend, in whole or in part, any or all of the provisions of the Plan. No such amendment, however, shall authorize or permit any part of the assets of the Plan (other than such part as is required to pay taxes and administration expenses of the Plan) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries; no such amendment shall cause any reduction in the amount credited to any Participant's account or cause or permit any portion of the assets of the Plan to revert to or become the property of the Employer; provided, however, that if a favorable determination letter shall not be received upon the initial submission to the Internal Revenue Service that the Plan as herein set forth or as amended meets the requirements of Sections 401(a), 401(k) and 501(a) of the Code, the Company may, at its option, amend the Plan in any manner which will result in a favorable determination letter being issued by the Internal Revenue Service or the Company may withdraw all contributions made by it and the Plan shall then terminate with the same effect as if it had never been adopted.

     16.2. Termination; Discontinuance Of Contributions.

          The Company shall have the right at any time to terminate this Plan. Upon termination, partial termination, or complete discontinuance of contributions, all Participants' accounts (or, in the case of a partial termination, the accounts of all affected Participants) shall become fully vested, and shall not thereafter be subject to forfeiture.

                           SECTION 17 - MISCELLANEOUS

17.1.  Participants' Rights.

          Neither the establishment of the Plan hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, any officer or Employee thereof, the Trustee or the Board except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected hereby.

      17.2.  Spendthrift Clause.

          Except as provided in Section 4.10, no benefit or beneficial interest provided under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, either voluntary or involuntary, and any attempt to so alienate, anticipate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void. No such benefit or beneficial interest shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are or may be payable.

          Notwithstanding the above, a Participant's benefit will be offset against any amount he or she is ordered or required to pay to the Plan pursuant to an order or requirement which arises under a judgment of conviction for a crime involving the Plan, under a civil judgment entered by a court in an action involving a fiduciary breach, or pursuant to a settlement agreement between the Participant and the Department of Labor or the Pension Benefit Guaranty Corporation. Any such offset shall be made pursuant to Section 206(d) of ERISA.

      17.3.  Delegation Of Authority By Employer.

          Whenever the Employer, under the terms of this Plan, is permitted or required to do or perform any act, it shall be done and performed by any officer duly authorized by the Board of Directors of the Employer.

      17.4.  Distributions To Minors.

          In the event that any portion of the Plan becomes distributable to a minor or other person under legal disability (as determined by the laws of the jurisdiction in which he or she then resides), the Committee shall direct that such distribution be made to the legal representative of such minor or other person.

      17.5.  Gender, Number And Headings.

          Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Sections and Subsections are inserted for convenience of reference, constitute no part of the Plan and are not to be considered in the construction of the Plan.

     17.6. Separability Of Provisions.

          If any provision of this Plan shall be for any reason invalid or unenforceable, the remaining provisions shall nevertheless be carried into effect.

     17.7. Diversion Of Assets.

          No part of the assets of the Plan shall be used for, or diverted to, purposes other than the exclusive benefit of Participants or their beneficiaries. Except as provided in Section 4.8 and Section 16.1, the Employer shall have no beneficial interest in the assets of the Plan and no part of the assets of the Plan shall revert or be repaid to the Employer, directly or indirectly.

     17.8. Service Of Process.

          The Vice President of Human Resources shall constitute the Plan's agent for service of process.

     17.9. Merger.

          In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall (as if the Plan had then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

     17.10. Benefit Limitation.

          (a) Notwithstanding any other provision hereof, and except as provided in Section 12.1, the amounts allocated to a Participant during the Limitation Year under the Plan and allocated to the Participant under any other defined contribution plan to which the Company or any other member of the Controlled Group has contributed shall be proportionately reduced, to the extent necessary, so that the Annual Addition does not exceed the least of:

               (1)  $30,000; or

               (2) 25% of the Participant's remuneration from the Company or any member of the Controlled Group during the Limitation Year; or

               (3) such other limits set forth in Section 415 of the Code.

The amount set forth in subparagraph (1) above shall automatically be adjusted to reflect adjustments made by applicable law. Remuneration for purposes of this Section means remuneration as defined in Treasury Regulation Section 1.415-2(d) and shall also include the deferrals described in Code Section 415(c)(3)(D).

          (b) For purposes of this Section, Limitation Year means the 12 month period commencing on January 1 and ending on December 31.

          (c) Prior to January 1, 2000, the amounts allocated to a Participant during the Limitation Year under this Plan, and allocated to such Participant under any other defined contribution plan to which the Company or any member of the Controlled Group has contributed and which has the same Limitation Year as the Plan, shall be proportionately reduced to the extent necessary, so that the sum of the defined benefit plan fraction and the defined contribution plan fraction does not exceed the limits set forth in Section 415(e) of the Code.

          (d) If as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's remuneration, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to a Participant under the limits of Section 415 of the Code or other limited facts and circumstances, the Annual Additions under the Plan for a particular Participant exceed the limitations in this Section, the excess amounts will not be deemed Annual Additions for the Limitation Year and will be treated as follows:

               (1) First, the portion of the excess attributable to amounts by which a Participant elected to have his or her salary reduced under Sections 4.1 and 4.2 (together with any income or less any loss allocable to such amounts) shall be returned to such Participant to the extent that the return would reduce the excess amount in the Participant's accounts, such amount to be returned on or before the April 15 following the close of such Limitation Year.

               (2) Second, any Employer contributions under Section 4.4 which are attributable to the contributions returned in (1) above shall be held in a suspense account and used to reduce Employer contributions otherwise due under Section 4.

               (3) Third, to the extent required to reduce the excess amount, other Employer contributions under Section 4 shall be held in a suspense account and used to reduce Employer contributions otherwise due under Section 4.

          (e) For purposes of this Section, Annual Additions means the sum for the Limitation Year of Employer contributions, Employee contributions (determined without regard to any rollover contributions as defined in Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3) of the Code and
     without regard to Employee contributions to a simplified employee pension plan which are excludable from gross income under Section 408(k)(6) of the
     Code) and forfeitures.

     17.11. Commencement Of Benefits.

          (a) Notwithstanding any other Section of the Plan, the payment of benefits under the Plan to the Participant will begin not later than the 60th day after the close of the Plan Year in which the last of the following occurs:

               (1) the date on which the Participant attains age 65; or

               (2) the 10th anniversary of the date on which the Participant commenced participation in the Plan; or

               (3) the Participant's termination of employment with the Employer.

          (b) Notwithstanding Subsection (a) or any other provision of the Plan, if the amount of payment cannot be ascertained, or if it is not possible to make payment because the Committee cannot locate the Participant after making reasonable efforts to do so, a retroactive payment may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant is located, whichever is applicable.

          (c) If the Committee is unable to locate any person entitled to receive distribution from an account hereunder, such account shall be forfeited and used to reduce Employer contributions on the date two years after

               (1) the date the Committee sends by certified mail a notice concerning the benefits to such person at his or her last known address or

               (2) the Committee determines that there is no last known address.

               If an account is forfeited under this Section and a person otherwise entitled to the account subsequently files a claim with the Committee during any Plan Year, before any allocations for such Plan Year are made under Sections 4.4, the account will be restored to the amount which was forfeited without regard to any earnings or losses that would have been allocated. Such restoration shall first be taken out of forfeitures which have not been allocated and if such forfeitures are insufficient to restore such person's account balance, restoration shall be made by an Employer contribution to the Plan.

     17.12. Qualified Domestic Relations Order.

          Notwithstanding anything in the Plan to the contrary, benefits may be distributed in accordance with the terms of a Qualified Domestic Relations Order ("QDRO"). For this purpose a QDRO is any Domestic Relations Order determined by the Employer to be a Qualified Domestic Relations Order within the meaning of
Section 414(p) of the Code pursuant to this Section.

          (a) A Domestic Relations Order means a judgment, decree, or order (including the approval of a property settlement agreement) which

               (1) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant,

               (2) is made pursuant to a state domestic relations law, and

               (3) creates or recognizes the existence of an Alternate Payee's right, or assigns to the Alternate Payee the right, to receive all or a portion of the benefits of the Participant under the Plan.

               An "Alternate Payee" includes any spouse, former spouse, child, or other dependent of a Participant who is designated by the Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to the concerned Participant.

          (b) To be a QDRO, the Domestic Relations Order must meet the specifications set forth in Section 414(p) of the Code and must clearly specify the following:

               (1) Name and last known mailing address of the Participant.

               (2) Name and last known mailing address of each Alternate Payee covered by the Domestic Relations Order.

               (3) The amount or the percentage of the Participant's benefit to be paid to each Alternate Payee, or the manner in which such amount or percentage is to be determined.

               (4) The number of payments or period to which the Domestic Relations Order applies.

               (5) Each plan to which the Domestic Relations Order applies.

          (c) The status of any Domestic Relations Order as a QDRO shall be determined under the following procedures:

               (1) Promptly upon receiving a Domestic Relations Order, the Employer will

                    (A) refer the Domestic Relations Order to legal counsel for the Plan to render an opinion within 90 days (or such earlier period as shall be provided by applicable law) whether the Domestic Relations Order is a QDRO, and

                    (B) notify the affected Participant and any Alternate Payee of the receipt by the Plan of the Domestic Relations Order and of this procedure.

               (2) Promptly upon receiving the determination made by the Plan's legal counsel of the status of the Domestic Relations Order, the affected Participant and each Alternate Payee (or any representative designated by an Alternate Payee by written notice to the Employer) shall be furnished a copy of such determination. The notice of determination shall state

                    (A) whether the Plan's legal counsel has determined that the
               Domestic Relations Order is a QDRO, and

                    (B) once such legal counsel determines whether the Domestic
               Relations Order constitutes a QDRO, that the Employer will commence any payments currently due under the Plan to the person or persons entitled thereto after the expiration of a period of 60 days commencing on the date of the mailing of the notice unless prior thereto the Employer receives notice of the institution of legal proceedings disputing the determination. The Employer shall, as soon as practical after such 60 day period, ascertain the dollar amount currently payable to each payee pursuant to the Plan and the QDRO, and any such amounts shall be disbursed by the Plan.

               (3) If there is a dispute on the status of a Domestic Relations Order as a QDRO, there shall be a delay in making payments. The Employer shall direct that the amounts otherwise payable be held in a separate account within the Plan. If within 18 months thereafter, the Domestic Relations Order is determined not to be a valid QDRO, or the status of the Domestic Relations Order has not been finally determined, the segregated or escrow amounts (including interest thereon) shall be paid to the person or persons who would have been entitled to such amounts if there had been no Domestic Relations Order. Any determination thereafter that the Domestic Relations Order is a QDRO shall be applied prospectively only.

          (d) If a Domestic Relations Order requires payment to an Alternate Payee in an immediate lump sum, the order shall not lose its status as a Qualified Domestic Relations Order merely because of the immediate lump sum provision.

      17.13. Written Explanation Of Rollover Treatment.

          The Employer shall, when making an eligible rollover distribution, provide a written explanation to the recipient of such distribution of his or her right to roll over such distribution to an eligible retirement plan and, if applicable, his or her right to the special five or ten-year averaging and capital gains tax treatment in the Code. Such written explanation will be provided to the recipient in accordance with rules prescribed by the Internal Revenue Service.

     17.14.  Leased Employees.
             ----------------

          Any person who is a leased employee (within the meaning of Section 414(n) of the Code) of any member of the Controlled Group shall be treated for all purposes of the Plan as if he or she were employed by a member of the Controlled Group which has not adopted the Plan.

     17.15.  Special Distribution Option.
             ---------------------------

          Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's (as hereinafter defined) election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution (as hereinafter defined) paid directly to an Eligible Retirement Plan (as hereinafter defined) specified by the Distributee in a Direct Rollover.

          (a) An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

               (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more;

               (2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

               (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); and

               (4) on or after January 1, 2000, the portion of any distribution attributed to elective deferrals that is a Hardship Withdrawal made pursuant to Section 4.11.

          (b)  An Eligible Retirement Plan is

               (1) an individual retirement account described in Section 408(a) of the Code,

               (2) an individual retirement annuity described in Section 408(b) of the Code,

               (3) an annuity plan described in Section 403(a) of the Code, or

               (4) a qualified trust described in Section 401(a) of the Code that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is only an individual retirement account or individual retirement annuity.

          (c) A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in
     Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

          (d) A Direct Rollover payment is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

     17.16.  Limitations On Special Distribution Option.
             ------------------------------------------

          The Employer shall provide notice of the special distribution option described in the preceding Section to the Participant in accordance with rules prescribed by the Internal Revenue Service.

     17.17.  Contribution On Behalf Of Controlled Group Member.
             -------------------------------------------------

          If a member of the Controlled Group contributes to the Plan and the contribution is accepted by the Plan with the consent of the Employer, the Controlled Group member will be deemed to have adopted the Plan with the consent of the Employer with respect to the category of employees on behalf of whom the contribution was made.

     17.18.  Construction Of Plan.
             --------------------

          Except as provided in ERISA, this Plan shall be construed according to the laws of the State of Missouri, and all provisions of the Plan shall be administered according to the laws of such state.

                      SECTION 18 - TOP-HEAVY DEFINITIONS
                      ----------------------------------

18.1.  Accrued Benefits.
       ----------------

          "Accrued Benefits" means "the present value of accrued benefits" as that phrase is defined under regulations issued under Section 416 of the Code. For purposes of Sections 18 and 19 hereof, the Accrued Benefits of any Participant (other than a Key Employee) shall be determined under the single accrual rate used by all Qualified Plans of the Employer which are defined benefit plans, or if there is no single accrual rate, Accrued Benefits shall be determined as accruing no more rapidly than the slowest rate permitted under
Section 411(b)(1)(C) of the Code.

     18.2.  Beneficiaries.
            -------------

          "Beneficiaries" means the person or persons to whom the share of a deceased Participant's accounts are payable.

     18.3.  Determination Date.
            ------------------

          "Determination Date" means for a Plan Year the last day of the preceding Plan Year; provided, however, that in the case of the Plan Year of the Plan beginning April 1, 1999, the Determination Date shall be December 31, 1999.

     18.4.  Former Key Employee.
            -------------------

          "Former Key Employee" means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who during the Plan Year is not classified as a Key Employee but who was classified as a Key Employee in a previous Plan Year; provided, however, that a person who has not performed any services for the Controlled Group at any time during the five year period ending on the Determination Date (and the Beneficiaries of any such person) shall not be considered a Former Key Employee.

     18.5.  Key Employee.
            ------------

          "Key Employee" means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who is a "key employee" as that term is defined in Section 416(i) of the Code and the regulations thereunder; provided, however, that a person who has not performed any services for the Controlled Group at any time during the five year period ending on the Determination Date (and the Beneficiaries of any such person) shall not be considered a Key Employee. For purposes of determining whether a person is a Key Employee, the definition of Top Heavy Compensation shall be applied.

     18.6.  Non-Key Employee.
            ----------------

          "Non-Key Employee" means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who is not a Key Employee or a Former

Key Employee; provided, however, that a person who has not performed any services for the Controlled Group at any time during the five year period ending on the Determination Date (and the Beneficiaries of any such person) shall not be considered a Non-Key Employee.

     18.7.  Permissive Aggregation Group.
            ----------------------------

          "Permissive Aggregation Group" means each Qualified Plan of the Controlled Group in the Required Aggregation Group plus each other Qualified Plan which is not part of the Required Aggregation Group but which satisfies the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group.

     18.8.  Required Aggregation Group.
            --------------------------

          "Required Aggregation Group" means each Qualified Plan (including any terminated Qualified Plan) of the Controlled Group in which a Key Employee participates during the Plan Year containing the Determination Date or any of the four preceding Plan Years and each other Qualified Plan (including any terminated Qualified Plan) of the Controlled Group which during this period enables any Qualified Plan (including any terminated Qualified Plan) in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code.

     18.9.  Super Top-Heavy Group.
            ---------------------

          "Super Top-Heavy Group" means, for a Plan Year, the Required Aggregation Group if, and only if, the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees exceeds 90% of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for all Key Employees and Non-Key Employees; provided, however, that the Required Aggregation Group will not be a Super Top-Heavy Group for a Plan Year if the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees does not exceed 90% of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans in the Permissive Aggregation Group for all Key Employees and Non-Key Employees. If the Qualified Plans in the Required or Permissive Aggregation Group have different Determination Dates, the Accrued Benefits under each such Plan shall be calculated separately, and the Accrued Benefits as of Determination Dates for such Plans that fall within the same calendar year shall be aggregated.

     18.10.  Top-Heavy Compensation.
             ----------------------

          "Top-Heavy Compensation" means compensation within the meaning of
Section 415 of the Code.

     18.11.  Top-Heavy Group.
             ---------------

          "Top-Heavy Group" means, for a Plan Year, the Required Aggregation Group if, and only if, the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees exceeds 60% of the sum of the Accrued Benefits (valued as of such Determination
Date) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for all Key Employees and Non-Key Employees; provided, however, that the Required Aggregation Group will not be a Top-Heavy Group for a Plan Year if the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees does not exceed 60% of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans in the Permissive Aggregation Group for all Key Employees and Non-Key Employees. If the Qualified Plans in the Required or Permissive Aggregation Group have different Determination Dates, the Accrued Benefits under each such Plan shall be calculated separately, and the Accrued Benefits as of Determination Dates for such Plans that fall within the same calendar year shall be aggregated.

                         SECTION 19 - TOP-HEAVY RULES
                         ----------------------------

19.1.  Special Top-Heavy Rules.
       -----------------------

          If for any Plan Year the Plan is part of a Top-Heavy Group, then, effective as of the first day of such Plan Year the following provision shall apply to Participants who accrue an Hour of Employment on or after the first day of such Plan Year:

          A new Section 6.5 is added as follows:

               6.5  Minimum Allocation if Plan is Part of Top-Heavy Group.
                    -----------------------------------------------------

               Notwithstanding the foregoing, for each Plan Year in which the Plan is part of a Top-Heavy Group, the sum of the Employer contributions and forfeitures allocated under the Plan to the account of each Non-Key Employee who is both a Participant and Employee on the last day of such Plan Year shall be at least equal to the lesser of three percent of such Non-Key Employee's Top-Heavy Compensation for such Plan Year or the largest percentage of Top-Heavy Compensation allocated to the account of any Key Employee; provided, however, that if for any Plan Year a Non-Key Employee is a Participant in both this Plan and one or more defined contribution plans, the Employer need not provide the minimum allocation described in the preceding sentence for such Non-Key Employee if the Employer satisfies the minimum allocation requirement of Section 416(c)(2)(B) of the Code for the Non-Key Employee in such other defined contribution plans. Amounts which a Non-Key Employee or Key Employee elects to contribute on a pre-tax basis to a Qualified Plan which meets the requirements of Section 401(k) of the Code shall be considered an Employer contribution for purposes of
     Section 18.11; provided, however, that such pre-tax contributions made by Non-Key Employees may not be taken into account in determining the minimum allocation provided under this Section 6.5. In addition, matching contributions made on behalf of Non-Key Employees may not be taken into account in determining the minimum allocation provided under this Section 6.5.

     19.2.  Adjustments In Section 415 Limits.
            ---------------------------------

          If for any Plan Year the Plan is part of a Super Top-Heavy Group, or the Plan is part of a Top-Heavy Group and fails to provide an allocation of Employer contributions and forfeitures on behalf of each Non-Key Employee who is both a Participant and Employee on the last day of such Plan Year equal to at least the lesser of four percent of each such Non-Key Employee's Top-Heavy Compensation or the largest percentage of Top-Heavy Compensation allocated on behalf of any Key Employee for the Plan Year, effective as of the first day of such Plan Year the adjustments to the limits in Section 17.10 set forth in
Section 416(h) of the Code shall be applied.